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                                                                     Exhibit 4.4

                 FORM OF CERTIFICATE OF GR-CANADA CLASS A SHARE


No.                                                                 SHARES

                                GOLD RESERVE INC.
     INCORPORATED IN THE YUKON TERRIT0RY UNDER THE BUSINESS CORPORATIONS ACT


                                                               CUSIP 38068N 10 8

THIS CERTIFIES THAT








is the registered holder of
FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

                                GOLD RESERVE INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

         This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

         IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.
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
DATED:                                             Countersigned and Registered
                                                          MONTREAL TRUST COMPANY OF CANADA,              Toronto, Canada
                                                   Transfer Agent and Registrar





         Secretary-Treasurer
                                                   By
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                                SEAL            OR                                                      Authorized Officer

                                                   Countersigned and Registered
                                                          TRANSECURITIES INTERNATIONAL, INC.,                  Spokane, WA
                                                          Transfer Agent and Registrar

           President
                                                   By
                                                     ---------------------------------------------------------------------
                                                                                                        Authorized Officer

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL
OFFICE OF MONTREAL TRUST COMPANY OF CANADA AT TORONTO AND AT TRANSECURITIES INTERNATIONAL, INC., SPOKANE, U.S.A. THIS CERTIFICATE MAY BE COUNTERSIGNED BY THE APPROPRIATE OFFICER OF ANY ONE OF THE TRANSFER AGENTS.

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The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of:

(i) the rights, privileges, restrictions and conditions attached to the shares represented by this Certificate and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

(ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Until the close of business on the earlier of the Separation Time or the Expiration Time (as both terms are defined in the Shareholder Rights Agreement referred to below), this Certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement dated as of October 5, 1998 (the "Shareholder Rights Agreement") between Gold Reserve Inc. (the "Corporation") and Montreal Trust Company of Canada, as supplemented and amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Agreement, the rights may be terminated, may expire, may become null and void (if, in certain cases they are "Beneficially Owned" by an "Acquiring Person" as such terms are defined in the Shareholder Rights Agreement, whether currently held by or on behalf of such Person or a subsequent holder) or may be evidenced by separate certificates and no longer evidenced by this Certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this Certificate without charge as soon as practicable after the receipt of a written request therefor.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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
         TEN COM        -- as tenants in common               UNIF GIFT MIN ACT --____________________Custodian___________________
         TEN ENT        -- as tenants by the entireties                                  (Cust)                     (Minor)
         JT TEN         -- as joint tenants with right        Under Uniform Gifts to Minors
                           of survivorship and not as
                           tenants in common                                             Act
                                                                                            --------------------------------------
         Additional abbreviations may also be used though not in the above list.

         For Value Received, ______________________________ hereby sell, assign and transfer unto

                                                                                 [                                                ]

                                                                                 Please insert Social insurance or Social Security
                                                                                         or other identifying number of Assignee
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                                    Please print or typewrite name and address of Assignee

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of the Shares represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                                          Attorney
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to transfer the said Shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated __________________, 19___

                                                         -------------------------------------------------------------------------
                                                         Notice:   The   signature   to   this   assignment   must correspond with
                                                         the name as written upon the face of the  Certificate  in every particular,  without  alteration  or  enlargement  or any change whatever.
                                                         Signature must be guaranteed.
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Signature(s) Guaranteed


By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION.